Exhibit 10.48

Revolving Note

Chicago, Illinois

$20,000,000	November 22, 2024

On the Termination Date, for value received, the undersigned, Muriel Siebert & Co., LLC, a Delaware limited liability corporation (the “Borrower”), hereby promises to pay to the order of BMO Bank N.A. (the “Bank”) at its office at 320 South Canal Street, Chicago, Illinois, the principal sum of (i) Twenty Million and no/100 Dollars ($20,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Borrower to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

This Note evidences Loans made and to be made to the Borrower by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of November 22, 2024, as amended, between the Borrower and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”), and the Borrower hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by, among other things, the Loan Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

The Borrower hereby promises to pay all costs and expenses (including reasonable attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws.

[Remainder Left Intentionally Blank]

Muriel Siebert & Co., LLC

By:	/s/ Michael J. Colombino
	Name:	Michael J. Colombino
	Title:	Chief Financial Officer

Signature Page to Revolving Note (Muriel Siebert)